Contacts:

Layne Christensen Company David A.B. Brown President and CEO 281- 475 – 2690 david.brown@layne.com	The Equity Group Inc. Devin Sullivan Senior Vice President 212-836-9608 dsullivan@equityny.com

Jenny Caulk Director of Communications 281-475-2621 jenny.caulk@layne.com	Thomas Mei Associate 212-836-9614 tmei@equityny.com

FOR IMMEDIATE RELEASE

LAYNE CHRISTENSEN APPOINTS ANDREW ATCHISON INTERIM CHIEF FINANCIAL OFFICER

THE WOODLANDS, TX – July 21, 2014 – Layne Christensen Company (Nasdaq: LAYN) ("Layne" or the "Company") announced today that Andrew Atchison has been named Interim Chief Financial Officer, effective August 1, 2014.  Mr. Atchison will succeed James R. Easter, who resigned from Layne effective August 1, 2014 to pursue other interests.  Layne and its Board of Directors will conduct a search to identify a permanent CFO.   Martha Vance, Layne’s Chief Accounting Officer, also resigned effective on August 1, 2014.  Her responsibilities will be assumed internally.

Mr. Atchison, 51, returns to Layne after having served as Controller from 1997 to June 2012, and assisting with various accounting functions during the Company’s relocation to The Woodlands until July 2013.  Since that time, Mr. Atchison has provided financial and accounting consulting services to other companies.  Prior to joining Layne, Mr. Atchison, a CPA, had a 12-year career at Deloitte and Touche.

David A.B. Brown, Layne's CEO, commented, “I want to thank Jim and Martha for their contributions to Layne, the most significant of which includes building a strong, deep, and capable finance organization.  Andy Atchison is a seasoned financial veteran.  He is well-respected within our organization and his more than 15 years of experience at Layne will help ensure a seamless transition of responsibilities.”

Mr. Brown concluded, “We remain confident in Layne’s future.  We continue to take the necessary steps to enhance the financial performance of our Heavy Civil business.  Our Water Resources, Inliner, Geoconstruction and Energy Services divisions are positioned to improve their performance as FY 2015 progresses.  Although Mineral Services continues to operate in a difficult environment, and challenges will likely persist throughout the year, we are continuing to manage costs and assets while the industry recovers.”

Layne Christensen Company

Layne is a global water management, construction and drilling company, providing responsible solutions to the world of essential natural resources — water, mineral and energy. We offer innovative, sustainable products and services with an enduring commitment to safety, excellence, and integrity.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. Such statements may include, but are not limited to, statements of plans and objectives, statements of future economic performance and statements of assumptions underlying such statements, and statements of management's intentions, hopes, beliefs, expectations or predictions of the future. Forward-looking statements can often be identified by the use of forward-looking terminology, such as "should," "intended," "continue," "believe," "may," "hope," "anticipate," "goal," "forecast," "plan," "estimate" and similar words or phrases. Such statements are based on current expectations and are subject to certain risks, uncertainties and assumptions, including but not limited to: the length of time required to hire a successor chief executive officer and their future performance, the outcome of the ongoing internal investigation into, among other things, the legality, under the FCPA and local laws, of certain payments to agents and other third parties interacting with government officials in certain countries in Africa relating to the payment of taxes and the importing of equipment (including any government enforcement action which could arise out of the matters under review or that the matters under review may have resulted in a higher dollar amount of payments or may have a greater financial or business impact than management currently anticipates), prevailing prices for various commodities, unanticipated slowdowns in the Company's major markets, the availability of credit, the risks and uncertainties normally incident to the construction industry, the impact of competition, the effectiveness of operational changes expected to increase efficiency and productivity, worldwide economic and political conditions and foreign currency fluctuations that may affect worldwide results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially and adversely from those anticipated, estimated or projected. These forward-looking statements are made as of the date of this filing, and the Company assumes no obligation to update such forward-looking statements or to update the reasons why actual results could differ materially from those anticipated in such forward-looking statements.

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